EXHIBIT 99.1


   BIG FLOWER PRESS ANNOUNCES EXTENSION OF EXCHANGE OFFER FOR ITS 8 5/8% NOTES

         New York City (May 14, 1999) -- Big Flower Press Holdings, Inc., a wholly-owned subsidiary of Big Flower Holdings, Inc. (NYSE:BGF), announced today that it has extended to May 20 1999, 5:00 p.m. New York City time, the expiration date of its offer to exchange $250 million aggregate principal amount of its 8-5/8% Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933, for $250 million aggregate principal amount of its outstanding unregistered 8-5/8% Senior Subordinated Notes due 2008 (the "Private Notes"). As of the close of business on May 13, 1999, approximately $192 million aggregate principal amount of the outstanding Private Notes had been tendered.

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For further information, contact:  Nancy S. Murray
                                   Big Flower Press Holdings, Inc.
                                   212.521.1606
                                   nmurray@bigflower.com














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